REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM



To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Milwaukee, Wisconsin 53202


In planning and performing our audit of
the financial statements of Advisory
Research International Small Cap Value
Fund, Advisory Research Global Value
Fund, Advisory Research All Cap Value
Fund, Advisory Research International All
Cap Value, Advisory Research Strategic
Income Fund, Advisory Research Small
Company Opportunities Fund and
Advisory Research Emerging Markets
Opportunities Fund (the Funds), each a
series of Investment Managers Series
Trust, for the year ended October 31,
2016, in accordance with the standards of
the Public Company Accounting
Oversight Board (United States), we
considered their internal control over
financial reporting, including control
activities for safeguarding securities, as a
basis for designing our auditing
procedures for the purpose of expressing
our opinion on the financial statements
and to comply with the requirements of
Form N-SAR, but not for the purpose of
expressing an opinion on the effectiveness
of the Funds internal control over financial
reporting.   Accordingly, we express no
such opinion.

The management of the Funds is
responsible for establishing and
maintaining effective internal control over
financial reporting.   In fulfilling this
responsibility, estimates and judgments by
management are required to assess the
expected benefits and related costs of
controls.   A companys internal control
over financial reporting is a process
designed to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.   A companys
internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
(2) provide reasonable assurance that
transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.   Also,
projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.


A deficiency in internal control over
financial reporting exists when the design
or operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.   A
material weakness is a deficiency, or
combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of October 31, 2016.

This report is intended solely for the
information and use of management,
Shareholders and Board of Trustees of
Investment Managers Series Trust and
the Securities and Exchange
Commission, and is not intended to be
and should not be used by anyone other
than these specified parties.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 30, 2016






To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Page Two